Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-157643 on Form S-8 and the S-8 dated June 30, 2014 of our report dated June 30, 2014, with respect to the financial statements and supplemental schedule of Fidelity National Financial Group 401(k) Profit Sharing Plan included in this Annual Report on Form 11-K as of and for the years ended December 31, 2013 and 2012.

/s/ Dixon Hughes Goodman LLP

Jacksonville, Florida

June 30, 2014